
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial  information  extracted from the balance sheet and  statement  of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000805297
<NAME>                        KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

<PERIOD-TYPE>                 3-MOS
<FISCAL-YEAR-END>             Dec-31-2000
<PERIOD-END>                  Mar-31-2000
<CASH>                          4,507,483
<SECURITIES>                   39,677,384<F1>
<RECEIVABLES>                     277,636
<ALLOWANCES>                            0
<INVENTORY>                             0
<CURRENT-ASSETS>                  131,810<F2>
<PP&E>                                  0
<DEPRECIATION>                          0
<TOTAL-ASSETS>                 44,594,313
<CURRENT-LIABILITIES>              13,361
<BONDS>                                 0
<PREFERRED-MANDATORY>                   0
<PREFERRED>                             0
<COMMON>                       44,509,015<F3>
<OTHER-SE>                         71,937<F4>
<TOTAL-LIABILITY-AND-EQUITY>   44,594,313
<SALES>                                 0
<TOTAL-REVENUES>                  951,241<F5>
<CGS>                                   0
<TOTAL-COSTS>                           0
<OTHER-EXPENSES>                  176,547<F6>
<LOSS-PROVISION>                        0
<INTEREST-EXPENSE>                      0
<INCOME-PRETAX>                   774,694
<INCOME-TAX>                            0
<INCOME-CONTINUING>               774,694
<DISCONTINUED>                          0
<EXTRAORDINARY>                         0
<CHANGES>                               0
<NET-INCOME>                      774,694
<EPS-BASIC>                             0
<EPS-DILUTED>                           0<F7>

<F1>Includes   Participating  Insured  Mortgages  ("PIMs")  of  $17,730,181  and
Mortgage-Backed Securities ("MBS") of $21,947,203.
<F2>Includes   prepaid   acquisition  fees  and  expenses  of  $799,477  net  of
accumulated amortization of $667,667.
<F3>Represents  total equity of General Partners and Limited  Partners.  General
Partners deficit of ($335,168) and Limited Partners equity of $44,844,183.
<F4>Unrealized gains on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $56,370 of amortization of prepaid fees and expenses.
<F7>Net  income  allocated  $23,241 to the General  Partners and $751,453 to the
Limited Partners. Average net income per Limited Partner interest is $.05 on 14,655,512 Limited Partner interests outstanding.

